Exhibit 10.1


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated as of August 24, 2005, is between Natural Gas Services Group, Inc., a Colorado corporation (the "Company"), and Stephen C. Taylor, an individual residing in Midland, Texas (the "Employee").

WHEREAS, the Employee was employed by the Company on January 13, 2005, and was appointed by the Board of Directors of the Company to serve as President and Chief Executive Officer on January 20, 2005; and

         WHEREAS, the Company and the Employee desire for the Company's employment of the Employee be subject to the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Employee hereby agree as follows:

         1. Employment. The Company agrees to employ the Employee, and the Employee agrees to enter the employ of the Company, upon the terms and subject to conditions herein provided.

         2. Term. The employment of the Employee shall be for a period (referred to herein as the "Employment Term") commencing on the date of this Agreement and ending on the earlier of: (i) the effective date of any "Fundamental Change" with respect to the Company or with respect to the Employee; (ii) the date of termination of Employee's employment pursuant to Section 5 hereof; or (iii) the third anniversary of the Employee's date of employment.

         For purposes hereof, a "Fundamental Change" shall occur with respect to: (i) the Company on the effective date of any dissolution, merger, consolidation, sale of all or substantially all of the Company's assets, recapitalization or any other type of transaction which results in 51% or more of the Company's common stock being changed into, or exchanged for, different securities of the Company, as applicable, or other securities or interests in other persons or entities, and (ii) the Employee on the effective date of any change in the duties, functions, responsibilities or authority of the Employee or any decrease in the base salary of the Employee in effect at that time.

         3. Position and Duties.

         (a) Position. During the Employment Term, the Employee shall serve as President and Chief Executive Officer of the Company. In such capacity, the Employee shall have such duties, functions, responsibilities, and authority customarily appertaining to the position of president and chief executive officer of a corporation; subject, however, to applicable restrictions imposed by the bylaws of the Company and to the directives of the Board of Directors of the Company or its Compensation Committee.

         (b) Duties. During the Employment Term, the Employee shall devote his full time, skill and attention, and his best efforts during normal business hours to, and in furtherance of, the business and affairs of the Company and its subsidiaries and affiliates (collectively, the "Related Parties"); except for usual, ordinary and customary periods of vacation and absence due to illness or other disability; provided, however, that Employee may, subject to the Company's code of ethics and conflict of interest policies as in effect from time to time, devote reasonable periods of time in connection with the following activities, if such activities do not materially interfere with the performance of Employee's duties and services hereunder and do not consume more than 10% of Employee's working hours:

                  (i) fulfilling speaking engagements; and

                  (ii) engaging in charitable and community activities.

         4. Compensation and Related Matters.

         (a) Base Salary. The Company shall pay to the Employee a base salary at the rate of not less than $155,000.00 per annum. This base salary shall be reviewed at least annually within 15 days of the anniversary date of the Employee's date of employment and increases in such base salary may be granted at the sole discretion of the Board of Directors of the Company or its Compensation Committee. If from time to time the Board of Directors of the Company or its Compensation Committee increases the Employee's base salary, the increased base salary amount shall become the minimum base salary under this Agreement.

         (b) Stock Option. Upon the Company's execution of this Agreement, the Company shall grant to the Employee a ten-year nonstatutory stock option (the "Stock Option") to purchase 45,000 shares of the Company's common stock at an exercise price equal to $9.22, the fair market value of the Company's common stock on January 13, 2005, the date the Company employed the Employee. The terms and conditions of the Stock Option shall be as set forth in that certain Nonstatutory Stock Option Agreement, dated of even date herewith, between the Company and the Employee.

         (c) Bonuses. In addition to base salary, the Employee shall be entitled to receive on an annual basis during the Employment Term a cash bonus of up to 45% of the Employee's base salary, the amount of which will be based upon and subject to parameters established by the Board of Directors of the Company or its Compensation Committee. Any such bonuses shall be payable to the Employee in the manner specified by the Board of Directors of the Company or its Compensation Committee at the time any such bonus is awarded.

         (d) Benefits. The Employee shall, during the Employment Term, be eligible to participate in such insurance, medical and other employee benefit plans, whether now in place or that may be implemented from time to time in the future, including, but not limited to, retirement (401k) plans, of the Company which may be in effect, from time to time, to the extent such plans are then generally available to all employees or to senior management employees of the Company.



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

         (e) Professional Organization Dues. During the Employment Term, the Company shall pay the initiation fees and periodic dues for membership in any professional organizations in which the Employee is as of the date of this Agreement a member, or which are otherwise approved by the Board of Directors of the Company or its Compensation Committee, and the Company shall pay all charges and expenses, including reasonable travel expenses, incurred by the Employee in connection with membership in such organizations.

         (f) Moving Expense Reimbursement. The Company shall reimburse the Employee for costs and expenses incurred by the Employee in having his furniture and other household goods packaged and moved from Houston, Texas to Midland, Texas; provided, however, the amount the Company will reimburse to the Employee for such costs and expenses shall not exceed $20,000.00 and must be supported by appropriate receipts or other supporting documentation satisfactory to the Company.

         (g) Company Vehicle. The Company shall purchase a vehicle of the Employee's choice for the Employee to use in connection with his employment with the Company. The purchase price of this vehicle, excluding all tax, title and license fees, shall not exceed $32,500.00.

         (h) Mortgage Payment Reimbursement. The Company will reimburse the Employee for the regularly scheduled monthly mortgage payment, including the monthly taxes and insurance portion of such payment, made by the Employee with respect to his personal residence in Houston, Texas during the months of May, June and July 2005. The Company shall not be required to reimburse the Employee for any of the following:

                  (i) regularly scheduled monthly mortgage payments made by the Employee on or after August 1, 2005; or

                  (ii) prepayments of principal, interest, taxes or insurance made by the Employee.

         (i) Vacations. The Employee shall be entitled to four (4) weeks of vacation each calendar year, with pay, beginning with calendar year 2005.

         (j) Expenses. The Employee will be reimbursed for reasonable expenses incurred in the performance of his duties and services hereunder and in furtherance of the business of the Company and the Related Parties upon presentation by the Employee of an itemized account, accompanied by appropriate receipts satisfactory to the Company.


         5. Termination of Employment.

         (a) The Employee's employment hereunder:

                  (i) shall automatically terminate upon the occurrence of any of the following: (A) the mental or physical incapacity or inability of the Employee to perform his duties for a consecutive period of one



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

         hundred twenty (120) days or a non-consecutive period of one hundred eighty (180) days during any twelve month period; (B) the death of the Employee; or (C) the voluntary resignation or retirement of the Employee; and

                  (ii) may be terminated by the Company, at any time, for "cause", which shall mean by reason of any of the following: (A) the Employee's conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to the Company or any of the Related Parties (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct;
         (B) malfeasance in the conduct of the Employee's duties, including, but not limited to, (1) willful and intentional misuse or diversion of any of the Company's or Related Parties' funds, (2) embezzlement, or (3) fraudulent or willful and material misrepresentations or concealments on any written reports submitted to the Company or any of the Related Parties, (C) material failure to perform the duties of the Employee's employment or material failure to follow or comply with the reasonable and lawful written directives of the Board of Directors of the Company, provided, however, that the Employee shall have been informed, in writing, of such material failure and given a period of not more than 60 days to remedy same; or (D) a material breach by the Employee of the provisions of this Agreement (including, without limitation, any breach of Section 3(b) of this Agreement).

         (b) If the Employee's employment is terminated by reason of any of the circumstances set forth in Sections 5(a)(i) or 5(a)(ii), the Employee shall not be entitled to receive any of the benefits set forth in Section 5(c) and all obligations of the Company and the Employee (except for restrictions pertaining to confidential or proprietary information) under this Agreement shall automatically terminate.

         (c) If the Employee's employment is terminated as the result of a Fundamental Change with respect to the Company or with respect to the Employee or for any reason other than as set forth in Sections 5(a)(i) or 5(a)(ii), the Employee shall, subject to the provisions of Section 5(d), be entitled to receive from the Company a severance benefit consisting of the following: (i) a single lump sum cash payment equal to 200% of the Employee's base salary as in effect at the date of the Employee's termination of employment, which severance benefit shall be paid no later than thirty (30) days following the Employee's termination of employment; (ii) all stock options, whether for common stock, preferred stock, warrants or any other securities of the Company, owned or due and owing to Employee, shall immediately vest 100% to Employee on the date of the Employee's termination of employment; (iii) subject to the terms and conditions of the plans and policies governing the benefits provided to the Employee, the health care and insurance benefits (e.g., health, dental, life, disability, etc.) being provided by the Company to the Employee at the date of the Employee's termination of employment shall continue in place at no cost to the Employee for a period of (18) months after such termination date; (iv) the Employee shall be entitled to receive any individual bonuses or individual incentive compensation not yet paid but due and owing to the Employee under the Company's compensation plan or plans for the years prior to the year of the Employee's termination of employment, which amounts shall be paid to the Employee in a single lump sum cash payment no later than thirty (30) days following the date of the Employee's termination of employment; (v) the Employee shall be entitled to receive any bonuses or individual incentive compensation



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

not yet paid but due and owing to the Employee under the Company's compensation plan or plans for the year of the Employee's termination of employment, which bonuses or individual incentive compensation shall be calculated as if the Employee had remained employed by the Company for the entire year but shall be prorated through the date of the Employee's termination of Employment, and shall be paid in a single lump sum cash payment to the Employee at the time such bonuses or individual incentive compensation are paid to similarly situated employees; and (vi) subject to the terms and conditions of the plans and other documents governing the Employee's compensation and benefits, the Employee shall be entitled to or shall immediately vest 100% in any and all other compensation plans, bonus plans or incentive plans, including any owned or due and owing, that Employee participated in or contributed to at the date of the Employee's termination of Employment but that is not covered by (ii) through (v) preceding.

         (d) The severance benefit paid to the Employee pursuant to Section 5(c) shall be in consideration of the Employee's continuing obligations hereunder after such termination, including, without limitation, the Employee's obligations under Section 6. Further, as a condition to the receipt of such severance benefit, the Company, in its sole discretion, may require the Employee to first execute a release, in the form established by the Company, releasing the Company and all Related Parties, and their officers, directors, employees, and agents, from any and all claims and from any and all causes of action of any kind or character, including, but not limited to, all claims and causes of action arising out of the Employee's employment with the Company or any of the Related Parties or the termination of the Employee's employment. The performance of the Company's obligations under Section 5(c), including the Company's payment of the severance benefit, shall constitute full settlement of all such claims and causes of action. The Employee's rights under Section 5(c) are the Employee's sole and exclusive rights against the Company and the Related Parties and the Company's sole and exclusive liability to the Employee under this Agreement, in contract, tort, or otherwise, for the termination of the Employee's employment with the Company. The decision as to whether "cause" exists for termination of the employment relationship of the Employee with the Company and whether and as of what date the Employee has become incapacitated in the manner described in Section 5(a)(i) are delegated to the Board of Directors of the Company for determination. If the Employee or the Employee's legal representative, as the case may be, desire to dispute any determination made by the Board of Directors of the Company under this Section 5(d), the Employee or his legal representative, as the case may be, must notify (a "Dispute Notification") the Company of such desire within fifteen (15) days of the Employee's receipt of notification of such a determination by the Board. Within sixty (60) days of the Company's receipt of a Dispute Notification, the parties shall mediate the dispute in front of an independent mediator acceptable to both the Employee and the Company and shall work in good faith to resolve the dispute at such mediation.

         6. Business Opportunities and Intellectual Property; Personal Investments; Covenant not to Compete; Confidentiality. The Employee acknowledges that in the course of his employment by the Company and performance of services on behalf of the Company he will become privy to various business opportunities, economic and trade secrets and relationships of the Company and the Related Parties. Therefore, in consideration of this Agreement and the consummation of the Transaction, the Employee hereby agrees as provided below in this Section 6.



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

         (a) Business Opportunities and Intellectual Property. The Employee:

                  (i) shall promptly disclose to the Company all business opportunities (including, without limitation, those relating to the business of manufacturing, fabricating, selling, leasing and maintaining of natural gas compressors or the design and manufacture of natural gas flare systems, components and ignition systems) developed by the Employee during the Employment Term, or originated by any third party and brought to the attention of the Employee during the Employment Term, together with information relating thereto (herein collectively called "Business Opportunities");

                  (ii)  shall  promptly  disclose  to  the  Company  any  ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs and improvements, whether or not patentable or copyrightable (all of the foregoing being hereinafter collectively called "Intellectual Property"), which the Employee discovers, conceives, invents, creates or develops, alone or with others, during the Employment Term, if such discovery, conception, invention, creation or development (A) occurs in the course of the Employee's employment with the Company, or (B) occurs with the use of any of the Company's or the Related Parties' time, materials or facilities, or (C) in the opinion of the Board of Directors of the Company, relates or pertains in any way to the Company's or the Related Parties' purposes, activities or affairs;

                  (iii) hereby assigns and agrees to assign to the Company and its successors, assigns or designees, all of the Employee's right, title and interest in and to all Business Opportunities and Intellectual Property that the Employee is obligated to disclose to the Company pursuant hereto; and

                  (iv) acknowledges and agrees that all Business Opportunities and Intellectual Property constitute the exclusive property of the Company and accordingly agrees that Employee will not (directly or indirectly through any family members), and will not permit any of his controlled affiliates to, (A) invest or otherwise participate alongside the Company or the Related Parties in any Business Opportunities, (B) invest or otherwise participate in any business or activity relating to a Business Opportunity, regardless of whether the Company or any of the Related Parties ultimately participates in such business or activity, or (C) use for any purpose other than on behalf of the Company or the Related Parties, any information pertaining to Business Opportunities.

         (b) Personal Investments. Employee agrees that during the Employment Term and the Noncompetition Period, Employee (whether in his own name or in the name of any family members or made by Employee's controlled affiliates) will not make any investments with or in any person or entity (other than the Company) which relates to the business of manufacturing, fabricating, selling, leasing and maintaining of natural gas compressors or the design and manufacture of natural gas flare systems, components and ignition systems.

         (c) Confidentiality Obligations. Employee agrees that during the Employment Term and the Noncompetition Period, Employee will not knowingly use, publish, disseminate or otherwise disclose, directly or indirectly, to any person other than the Company or the Related Parties and their respective



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officers,  directors and  employees,  any Business  Opportunities,  Intellectual
Property and any other information heretofore or hereafter acquired, developed or used by the Company or any of the Related Parties relating to their business or their operations, properties, prospects, employees, customers, consultants, vendors, joint venture partners or co-investors which constitutes proprietary or
confidential   information  of  the  Company  or  any  of  the  Related  Parties
("Confidential Information"), including, without limitation, any Confidential Information contained in any customer files, contract files, production records, maintenance records, reports and related data, memoranda, notes, records,
drawings,  manuals,   correspondence,   financial  and  accounting  information,
customer  lists,  statistical  data  and  compilations,   patents,   copyrights,
trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents relating to the business of the Company or any of the Related Parties (collectively, the "Company's Business Records"), but excluding any Confidential Information which has become part of common knowledge or understanding in the natural gas compressor industry or otherwise in the public domain (other than from disclosure by Employee in violation of this Agreement), provided, however, this paragraph (c) shall not be applicable to the extent Employee is required to testify in a judicial or regulatory proceeding pursuant to the order of a judge or administrative law judge after Employee requests that such Confidential Information be preserved.

         (d) Non-Compete Covenant. Employee agrees that during the Employment Term and the Noncompetition Period, Employee will not knowingly:

                  (i) engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, more than one percent shareholder, officer, director, licensor, lendor, lessor or in any other individual or representative capacity, in any business activity that relates to (A) the business of manufacturing, fabricating, selling, leasing and maintaining of natural gas compressors, (B) the design and manufacture of natural gas flare systems, components and ignition systems, (C) installing and servicing flare stacks and related ignition and control devices or (D) in any other business or activity related to the natural gas compressor industry that is in competition in any manner whatsoever with the business of any of the Company or the Related Parties. The covenant and restrictions in this Section 6(d) pertain to the geographic areas comprised of (x) Midland and Ector Counties, Texas, and all counties adjacent to Midland and Ector
         Counties, Texas, and (y) Tulsa County, Oklahoma, and all counties adjacent to Tulsa County, Oklahoma (all of such counties being collectively referred to herein as, the "Noncompete Area"); provided, however, such covenant and restrictions shall not preclude the Employee from engaging or participating in the above referenced business activities on behalf of any company that conducts a majority of its business operations outside of the Noncompete Area and whose principal offices are situated outside of the Noncompete Area, or from:

                           (A) making  investments  in securities of oil and gas
                  companies, oil and gas service companies, and natural gas compressor companies which are registered on a national stock



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                  exchange,  if the  aggregate  amount owned by Employee and all family members and affiliates does not exceed one percent of such company's outstanding securities; or

                           (B) maintaining his personal  investments (whether in
                  his own name or in the name of any family members), if such personal investments and controlled affiliates do not engage in any business activity that relates to the business of manufacturing, fabricating, selling, leasing and maintaining of natural gas compressors, or the design and manufacture of natural gas flare systems, components and ignition systems, or the installation and servicing of flare stacks and related ignition and control devices; or

                  (ii) actively solicit, directly or indirectly, any employee (or person who within the preceding ninety (90) days was an employee) of the Company or any of the Related Parties or any other person who is under contract with or employed by the Company or any of the Related Parties, to terminate his or her employment by, or contractual relationship with, such person or to refrain from extending or renewing the same (upon the same or new terms) or to become employed by or to enter into contractual relations with any Persons other than such person or to enter into a relationship with a competitor of the Company or any of the Related Parties.

         (e) For purposes of this Agreement, the term "Noncompetition Period" means the period commencing on the date Employee ceases to be employed hereunder and ending on the second anniversary of such date.

         (f) The invalidity or non-enforceability of this Section 6 in any respect shall not affect the validity or enforceability of this Section 6 in any other respect or of any other provision of this Agreement. If any provision of this Section 6 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable.

         (g) Employee acknowledges that the Company's remedy at law for any breach of the provisions of this Section 6 is and will be insufficient and inadequate and that the Company shall be entitled to equitable relief, including by way of temporary and permanent injunction, in addition to any remedies the Company may have at law.

         (h) The provisions of this Section 6 shall survive termination of this Agreement.

         (i) The representations and covenants contained in this Section 6 on the part of the Employee will be construed as ancillary to and independent of any other provision of this Agreement. The provisions of this Section 6 shall continue to be binding upon the Employee in accordance with their terms,



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notwithstanding the termination of the Employee's  employment  hereunder for any reason or the Company's breach of any of its obligations under this Agreement.

         (j) The parties to this Agreement agree that the limitations contained in this Section 6 with respect to time, geographical area and scope of activity are reasonable. However, if any court shall determine that the time, geographical area or scope of activity of any restriction contained in this
Section 6 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

         7. Business Records. The Employee agrees to promptly deliver to the Company, upon termination of his employment hereunder, or at any other time when the Company so requests, all of the Company's Business Records (and all copies thereof and therefrom). The Employee confirms that all of the Company's Business Records (and all copies thereof and therefrom) constitute the exclusive property of the Company and the Related Parties. The obligation of confidentiality set forth in Section 6 shall continue notwithstanding the Employee's delivery of any such documents to the Company. The provisions of this Section 7 shall continue in effect notwithstanding termination of the Employee's employment hereunder for any reason.

         8. Divisibility of Agreement. If any term, condition or provision of this Agreement is for any reason rendered void, all remaining terms, conditions and provisions shall remain and continue as valid and enforceable obligations of the parties hereto.

         9. Notices. Any notices or other communications required or permitted to be sent hereunder shall be in writing and shall be duly given if personally delivered or sent postage pre-paid by certified or registered mail, return receipt requested, as follows:

                  (a) If to Employee:

                            Stephen C. Taylor
                            1200 Shirley Lane
                            Midland, Texas 79705

                  (b) If to the Company:

                            Natural Gas Services Group, Inc.
                            2911 S. County Road 1260
                            Midland, Texas 79706
                            Attn: Wallace C. Sparkman

Either party may change his or its address for the sending of notice to such party by written notice to the other party sent in accordance with the provisions hereof.

         10. Complete Agreement. This Agreement contains the entire understanding of the parties with respect to the employment of Employee and supersedes all prior arrangements or understandings with respect thereto and all



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

oral or written employment agreements or arrangements between the Company (and any of its subsidiaries) and Employee. This Agreement may not be altered or amended except by a writing, duly executed by the party against whom such alteration or amendment is sought to be enforced.

         11. Assignment. This Agreement is personal and non-assignable by Employee. It shall inure to the benefit of any corporation or other entity with which the Company shall merge or consolidate or to which the Company shall lease or sell all or substantially all of its assets and may be assigned by the Company to any affiliate of the Company or to any corporation or entity with which such affiliate shall merge or consolidate or which shall lease or acquire all or substantially all of the assets of such affiliate.

         12. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement in multiple counterparts as of the day and year first above written.


                                           COMPANY:

                                           NATURAL GAS SERVICES GROUP, INC.


                                           By: /s/ Wallace C. Sparkman
                                              ----------------------------------
                                              Wallace C. Sparkman
                                              Chairman of the Board of Directors


                                           EMPLOYEE:



                                                   /s/ Stephen C. Taylor
                                           -------------------------------------
                                                     Stephen C. Taylor



ACCEPTED AND APPROVED THIS
24TH DAY OF AUGUST, 2005.


By:      /s/ William F. Hughes, Jr.
   ----------------------------------------
         William F. Hughes, Jr.
         Chairman of Compensation Committee





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